EXHIBIT 99.1

AGREEMENT REGARDING JOINT FILING

OF STATEMENT ON SCHEDULE 13D OR 13G

The undersigned agree to file jointly with the Securities and Exchange Commission (the "SEC") any and all statements on Schedule 13D or Schedule 13G (and any amendments or supplements thereto) required under section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with purchases by the undersigned of the securities of any issuer. For that purpose, the undersigned hereby constitute and appoint Tensile Capital Management LP a Delaware limited partnership, as their true and lawful agent and attorney-in-fact, with full power and authority for and on behalf of the undersigned to prepare or cause to be prepared, sign, file with the SEC and furnish to any other person all certificates, instruments, agreements and documents necessary to comply with section 13(d) and section 16(a) of the Securities Exchange Act of 1934, as amended, in connection with said purchases, and to do and perform every act necessary and proper to be done incident to the exercise of the foregoing power, as fully as the undersigned might or could do if personally present.

Dated: February 18, 2021

/s/ Douglas J. Dossey	/s/ Arthur C. Young

TENSILE CAPITAL MANAGEMENT LP By: /s/ Daniel J. Katsikas, Chief Operating Officer	TENSILE CAPITAL MANAGEMENT GP LLC By: /s/ Daniel J. Katsikas, Chief Operating Officer

TENSILE CAPITAL PARTNERS MASTER FUND LP By: Tensile Capital GP LLC, its general partner By: /s/ Daniel J. Katsikas, Chief Operating Officer	TENSILE CAPITAL GP LLC By: /s/ Daniel J. Katsikas, Chief Operating Officer

OSMIUM PARTNERS (EQUATION), LLC By: Tensile Capital Partners Master Fund LP, its Managing Member By: Tensile Capital GP LLC, its general partner By: /s/ Daniel J. Katsikas, Chief Operating Officer

OSMIUM PARTNERS (LARKSPUR SPV), LP

By: Osmium Partners (Equation), LLC,

its general partner

By: Tensile Capital Partners Master Fund LP,

its Managing Member

By: Tensile Capital GP LLC, its general partner

By: /s/ Daniel J. Katsikas, Chief Operating Officer